SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 20, 2003
                Date of Report (Date of earliest event reported)

                        Endurance Specialty Holdings Ltd.
              Exact name of registrant as specified in its charter)

          Bermuda                      1-31599                   98-032908
(State or Other Jurisdiction  (Commission File Number)        (I.R.S. Employer
     of Incorporation)                                       Identification No.)

            Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda (Address of principal executive offices, including zip code)

                                 (441) 278-0440
              (Reigstrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

      On August 20, 2003, Endurance Specialty Holdings Ltd. ("Endurance") entered into an agreement to repurchase 750,000 of its ordinary shares owned by TIAA-CREF, an initial private equity investor at the formation of Endurance. The per share purchase price was $27.06, which represented a 3% discount to the closing price for the ordinary shares on August 19, 2003. The aggregate purchase price was $20.3 million. Endurance used existing cash on hand to fund the repurchase.

      On August 20, 2003, Endurance issued a press release announcing the transaction. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.     Description
-----------     -----------

    99.1 Share Purchase Agreement, dated as of August 20, 2003, between Teachers Insurance and Annuity Association of America and Endurance Specialty Holdings Ltd.

    99.2 Press Release of Endurance Specialty Holdings Ltd., dated August 20, 2003

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 26, 2003


                                 By: /s/ John V. Del Col
                                     --------------------------------
                                     Name:  John V. Del Col
                                     Title: General Counsel & Secretary

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   99.1 Share Purchase Agreement, dated as of August 20, 2003, between Teachers Insurance and Annuity Association of America and Endurance Specialty Holdings Ltd.

   99.2 Press Release of Endurance Specialty Holdings Ltd., dated August 20, 2003